INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 35 to Registration Statement No. 33-24962 of our report dated February 11, 2000 relating to American Skandia Trust (the "Trust") appearing in the Statement of Additional Information and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus and the Statement of Additional Information, which are part of such Registration Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York

April 24, 2000